Execution Version

PARTICIPATION AGREEMENT

between

NATTYMAC, LLC
(“Seller”)

and

CITIZENS BANK AND TRUST COMPANY
(“Participant”)

April 23, 2015

PARTICIPATION AGREEMENT
THIS PARTICIPATION AGREEMENT (the “Agreement”) is entered into and made effective as of April 23, 2015 (the “Effective Date”), by and between NATTYMAC, LLC, an Indiana limited liability company having a principal place of business at 9190 Priority Way West Drive, Suite 300, Indianapolis, Indiana 46240 (“Seller”), and Citizens Bank and Trust Company, a Missouri bank, having an office at 515 Washington Street, Chillicothe, Missouri 64601 (“Participant”).
WITNESSETH:
WHEREAS, Seller has entered into a certain Mortgage Warehouse Loan and Security Agreement, dated _____________ (the “Warehouse Agreement”), wherein Seller will from time to time make loans (each, a “Warehouse Loan,” and collectively, the “Warehouse Loans”) to ________________, a(n) ________ __________ (“Warehouse Borrower”), for the origination of qualifying, single-family mortgage loans through funds advanced under the Warehouse Loan, including conforming Federal National Mortgage Association (“FNMA”) loans, Federal Home Loan Mortgage Corporation (“FHLMC”) loans, and loans insured by the Federal Housing Administration (“FHA”) or guaranteed by the Veterans Administration (“VA”) or United States Department of Agriculture (“USDA”), and for the origination of certain Mortgage Loans which comply with all applicable Agency requirements other than loan amount (each, a “Jumbo Loan”), but specifically excluding any and all construction loans, loans secured by manufactured homes or co-operatives, and high-cost loans (hereinafter referred to individually as a “Mortgage Loan” and collectively as the “Mortgage Loans”) (“FNMA”, “FHLMC”, “FHA”, “VA”, and “USDA” are hereinafter from time to time referred to individually as an “Agency” or collectively as the “Agencies”);
WHEREAS, Seller wishes to sell to Participant, and Participant wishes to purchase from Seller, an undivided beneficial ownership interest in the Warehouse Loans in an aggregate amount not to exceed at any time the “Warehouse Borrower Lending Limit” set forth in the Transaction Terms Letter of even date executed by Seller and Participant setting forth certain specific terms, and any additional terms, with respect to this Agreement (the “Transaction Terms Letter”); and
WHEREAS, Seller wishes to sell to Participant, and Participant may determine to purchase from Seller, undivided beneficial ownership interests in other warehouse loan agreements and warehouse loans originated by Seller to borrowers other than Warehouse Borrower which, in the aggregate, do not exceed the “Aggregate Participation Limit” set forth in the Transaction Terms Letter.
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Seller and Participant agree as follows:
1.OWNERSHIP INTEREST; PARTICIPATION CERTIFICATE.
1.1    Acquisition by Participant.
(a)    Subject to the terms and conditions of this Agreement and in reliance on representations, warranties and covenants contained herein, Participant establishes with Seller the terms on which Participant shall purchase an undivided beneficial ownership interest in each Warehouse Loan. The percentage of Participant’s undivided interest in each Warehouse Loan shall be determined as set forth on the Participation Certificate, hereinafter defined (the “Ownership Interest”).
(b)    Each date that funds are advanced to Warehouse Borrower to originate a Mortgage Loan pursuant to the Warehouse Agreement is referred to as a “Funding Date,” and each such advance of funds is referred to as an “Advance.” The purchase of an Ownership Interest in each Warehouse Loan shall be subject to (1) Participant’s review and approval of the Mortgage Loan Documents (hereinafter defined) and such other documents relating to the Mortgage Loan that will be originated with the proceeds of such Warehouse Loan as Participant deems appropriate, (2) Participant’s satisfaction with Warehouse Borrower’s ability to dispose of the Mortgage Loan that will be originated with the proceeds of such Warehouse Loan through a sale or securitization of the Mortgage Loan pursuant to one or more binding agreements with an independent third party or parties to an investor acceptable to Participant (the “Investor”), (3) Participant’s satisfaction with the Warehouse Borrower’s creditworthiness, and (4) the Warehouse Loan and Mortgage Loan having terms acceptable to Participant.
(c)    Participant hereby commits to purchase during the term of this Agreement an Ownership Interest in each Warehouse Loan to Warehouse Borrower, provided that, as of the time of the applicable Advance, (1) each of the conditions in Section 1.1(b) has been satisfied or waived by Participant, (2) the Seller’s representations, warranties and covenants at Section 2.1 are accurate, (3) the representations, warranties and covenants at Section 2.2 with respect to the Mortgage Loan that will be originated with such Advance are accurate, and (4) the Advance will not cause the Warehouse Borrower Lending Limit or the Aggregate Participation Limit to be exceeded. Participant acknowledges that its commitment to purchase Ownership Interests pursuant to this Section 1.1(c) is binding on Participant, and that Seller may rely on such commitment in originating each Warehouse Loan to the Warehouse Borrower, during the term of this Agreement. For the avoidance of doubt, this Agreement obligates Purchaser to purchase Ownership Interests only in Warehouse Loans originated by Seller to the Warehouse Borrower identified in the second introductory paragraph of this Agreement and does not obligate Purchaser to purchase ownership interests in warehouse loans originated by Seller to any other person.
1.2    Pro Rata Sharing of Credit Risk. It is the intention of the parties that the transaction described in this Agreement shall result in the pro rata sharing of credit risk between Seller and Participant with respect to each Warehouse Loan in proportion to their respective Ownership Interests.
1.3    Seller to Assign Warehouse Loan and Mortgage Loan Documents. Subject to compliance with the requirements of the Investor, Seller shall transfer and assign to Participant and deliver to Participant or at Participant’s election, Participant’s agent or custodian, originals or copies when deemed acceptable by Participant of (i) all documents relating to the Warehouse Agreement, including the Line of Credit Promissory Note executed by Warehouse Borrower and any related UCC financing statements or other instruments evidencing the security interest granted by Warehouse Borrower to Seller thereunder, within two (2) business days of the date hereof, and (ii) upon the Warehouse Borrower’s request for a Warehouse Loan to originate a particular Mortgage Loan, all documents with respect to such Mortgage Loan including, without limitation, the related promissory mortgage note (“Note”), Mortgage or Deed of Trust (the “Mortgage”), other security documents, title and hazard insurance policies and Closing Protection Letter (the “Mortgage Loan Documents”). The transfer and assignment of the Note shall be by an assignment in blank executed by Seller and/or Warehouse Borrower pursuant to security procedures and in accordance with industry standards.
1.4    Examination of Mortgage File. Prior to each Funding Date, if requested to do so by the Participant, the Seller shall deliver to the Participant or its designee, for examination, copies of the Mortgage Loan Documents to be executed by the mortgagor and the Warehouse Borrower pertaining to the Mortgage Loan to be originated on such Funding Date.
1.5    Participation Certificates.
(a)    Immediately upon the purchase by Participant of an Ownership Interest in a Warehouse Loan, Seller shall deliver to Participant an original certificate evidencing such Ownership Interest, substantially in the form attached hereto as Exhibit A (“Participation Certificate”), setting forth: (i) the principal amount of the applicable Warehouse Loan; (ii) Participant’s Ownership Interest in such Warehouse Loan; (iii) the purchase price of the Ownership Interest, and (iv) such other data as Participant may from time to time request.
(b)    Seller shall maintain at its office a certificate register (the “Certificate Register”) showing all pertinent information with respect to the Participation Certificate.
(c)    Seller shall provide a copy of the Certificate Register to Participant upon request.
(d)    The Participation Certificate may be re-issued in the event of a transfer by Participant. Prior to due presentation of the Participation Certificate for registration of transfer, Seller shall treat Participant as the owner of such Participation Certificate and the Ownership Interest relating thereto.
(e)    In the event of any mutilated, lost, destroyed, or stolen Participation Certificate, Seller shall execute and deliver to Participant a replacement Participation Certificate of like tenor and interest, in the absence of notice that such Participation Interest has been acquired by a bona fide purchaser, upon Participant: (i) either surrendering any mutilated Participation Certificate to Seller, or (ii) providing evidence to Seller’s satisfaction of the loss, destruction, or theft of any Participation Certificate, as applicable, and delivering a representation regarding such loss, destruction or theft, together with such indemnity as may be required by Seller. Any replacement Participation Certificate issued as provided herein shall constitute, absent fraud, complete and indisputable evidence of ownership of the Ownership Interest as if originally issued, whether or not the mutilated, destroyed, lost, or stolen Participation Certificate shall be subsequently found at any time. Seller may assess a reasonable charge for the re-issuance of a Participation Certificate as provided herein.
2.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
2.1    General Representations, Warranties and Covenants of Seller. Seller represents, warrants, and covenants to Participant that, upon execution of this Agreement and on each date that a Warehouse Loan is funded and an Ownership Interest therein is sold to Participant:
(a)    Seller is duly organized, and is and shall continue to be existing, under the laws of the jurisdiction of its organization.
(b)    Seller is, and to the extent necessary to perform its obligations under this Agreement shall continue to be, duly authorized and qualified to transact business in all jurisdictions where it conducts business or is not required to be so authorized; Seller possesses and shall continue to possess all requisite authority, power, licenses, permits, franchises, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement.
(c)    The execution, delivery and performance of this Agreement by Seller will not: (i) violate the articles of organization or operating agreement of Seller or any resolution or other instrument governing its operations or any laws which violation could have any material adverse effect upon the validity, performance, and enforceability of any of the terms of this Agreement applicable to Seller, or (ii) constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any contract, agreement, or other instrument to which Seller is a party or which is applicable to any of its assets.
(d)    This Agreement constitutes a valid, legal, and binding obligation of Seller, enforceable in accordance with its terms and no consent, approval or authorization of any governmental authority is required for the execution, delivery or performance of, or compliance by Seller with, this Agreement or the consummation of any other transaction contemplated hereby, except as has been duly obtained.
(e)    As of the date of the Warehouse Agreement, Seller has collected and reviewed information regarding Warehouse Borrower in accordance with Seller’s underwriting guidelines in effect as of such date.
(f)    As of each Funding Date, Seller has confirmed that, based upon Seller’s review of the information provided to Seller by the Warehouse Borrower, the applicable Mortgage Loan is eligible for purchase by an Investor.
2.2    Mortgage Loan Representations, Warranties and Covenants of Seller. Seller further represents, warrants, and covenants to Participant that the Warehouse Agreement provides for Warehouse Borrower to represent and warrant to Seller with respect to each Mortgage Loan originated with an Advance, as of the applicable Funding Date, that:
(a)    The information pertaining to such Mortgage Loan set forth in the request for an Advance submitted by Warehouse Borrower with respect thereto (“Request for Advance”) is true, correct and complete to the best of Warehouse Borrower’s knowledge.
(b)    Warehouse Borrower has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan and there has been no delinquency in any payment by the mortgagor thereunder.
(c)    There are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other outstanding charges affecting the Mortgaged Property.
(d)    The terms of the Note and the Mortgage have not been impaired, waived, altered or modified in any respect. No mortgagor has been released, in whole or in part.
(e)    The Note and the Mortgage are not subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render the Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, abatement, diminution, counterclaim or defense has been asserted with respect thereto.
(f)    All improvements constituting a part of the Mortgaged Property are insured by an insurer acceptable to the applicable Agency and generally acceptable to prudent mortgage lending institutions against loss by fire and such other risks as may be included in the broad form of extended insurance coverage, as may be available from time to time, and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the maximum insurable value of the improvements constituting a part of the Mortgaged Property. If the Mortgaged Property is in an area then identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance is then available), there is in effect a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a financially responsible insurance carrier acceptable to the applicable Agency, in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. All such individual insurance policies (collectively, the “hazard insurance policy”) contain a “standard” or “New York” mortgagee clause naming the Warehouse Borrower, its successors and assigns as mortgagee, provide for at least 30 days’ prior written notice to the Warehouse Borrower of any cancellation thereof, and all premiums thereon have been paid. The Mortgage obligates the mortgagor thereunder to maintain the hazard insurance policy at the mortgagor’s cost and expense, and upon the mortgagor’s failure to do so, authorizes the holder of the mortgage to obtain and maintain such insurance at the mortgagor’s cost and expense and to seek reimbursement therefor from the mortgagor.
(g)    Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with.
(h)    The Mortgage has not been satisfied, canceled, subordinated or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.
(i)    Unless otherwise agreed to by Seller with respect to any Mortgage Loan, the mortgagor has fee simple estate in and to the Mortgaged Property and the Mortgaged Property consists of real property that complies with applicable Agency requirements, all of which constitutes real property under the laws of the State in which the Mortgaged Property is located and Warehouse Borrower is qualified to do business.
(j)    The Mortgage is a valid, subsisting and enforceable first priority lien on the Mortgaged Property (including, without limitation, all buildings constituting a part of the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing). Such lien is subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are (i) acceptable to mortgage lending institutions generally and, in the case of a Mortgage Loan insured by the FHA or guaranteed by the VA, USDA or RHS, to the FHA, VA, USDA or RHS, (ii) specifically referred to in the lender’s title insurance policy delivered to Warehouse Borrower and (iii) referred to or otherwise considered in the appraisal made for Warehouse Borrower or which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage, the use, enjoyment, value or marketability of the related Mortgaged Property or, in the case of a Mortgage Loan insured by the FHA or guaranteed by the VA, USDA or RHS, prevent realization of the benefits provided by any FHA insurance or VA, USDA or RHS guaranty. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first priority lien and first priority security interest on the property described therein.
(k)    The Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally.
(l)    All parties to any agreement affecting the Mortgage Loan, including, but not limited to, the Note and Mortgage, had legal capacity to enter into such agreement and to execute and deliver such agreement and each such agreement has been duly and properly authorized, executed and delivered by such parties.
(m)    The proceeds of the Mortgage Loan have been fully disbursed and there is no obligation or requirement for future advances thereunder by the holder of the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with.
(n)    Except as otherwise described in writing to Seller, the Note and the Mortgage have not been assigned or pledged by the Warehouse Borrower except to Seller as provided in the Warehouse Agreement. The Warehouse Borrower or its agent, and, in the case of a Mortgage Loan originated by one of Warehouse Borrower’s correspondents, Warehouse Borrower’s correspondent and its agent, or the title company or other closing agent handling the closing of the Mortgage Loan, has had continuous sole and complete possession of all the Mortgage Loan Documents in the Mortgage File prior to the Closing Date. At the time of the pledge of the Mortgage Loan to Seller, the Warehouse Borrower had good and marketable title thereto.
(o)    In the case of a Mortgage Loan which complies with all applicable Agency requirements (a “Conforming Mortgage Loan”), (a) the Loan-to-Value Ratio either (i) is not more than 80% or (ii) is not more than 95% and the excess over 80% is and will be insured by a policy of primary mortgage guaranty insurance issued by a mortgage guaranty insurer acceptable to FNMA or FHLMC until the Loan-to-Value Ratio is reduced below 80% or otherwise meets guidelines for an applicable FNMA or FHLMC product (i.e., DU Refi Plus), (b) the mortgage interest rate for the Mortgage Loan as set forth in the Request for Advance is net of any such insurance premium and (c) all provisions of any primary mortgage guaranty insurance policy have been and are being complied with and such policy is in full force and effect and all premiums due thereunder have been paid. Any Mortgage Loan subject to any such policy of primary mortgage guaranty insurance obligates the mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. In the case of a Mortgage Loan which complies with all applicable Agency requirements other than loan amount (a “Nonconforming Mortgage Loan”), the Loan-to-Value Ratio is within the agreed upon limits established between Seller and Warehouse Borrower for Nonconforming Loans (an “Eligible Nonconforming Loan”).
(p)    Each Conforming Mortgage Loan is covered by an American Land Title Association form of lender’s title insurance policy or other generally acceptable form of title insurance policy acceptable to the applicable Agency (and, in the case of a Mortgage Loan insured by the FHA or guaranteed by the VA, USDA or RHS, the FHA, VA, USDA or RHS, as the case may be), issued by a title insurer acceptable to the applicable Agency and qualified to do business in the state of the Mortgaged Property, insuring the Warehouse Borrower, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. Each Nonconforming Mortgage Loan is covered by a form of lender’s title insurance policy required for an Eligible Nonconforming Loan. In each case, the Warehouse Borrower is the sole insured under such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect. No claims have been made under such lender’s title insurance policy and no holder of the Mortgage Loan, including the Warehouse Borrower, has done or omitted to do anything which would impair the coverage of such lender’s title insurance policy.
(q)    If the Mortgage Loan is insured by the FHA or guaranteed by the VA, it shall be either (i) guaranteed by the VA to the maximum extent permitted by law for a veteran who has not used any part of his entitlement and the uninsured portion thereof upon origination was not more than 75% of the original principal amount of the Mortgage Loan or (ii) fully insured by the FHA and all necessary steps have been taken to make and keep such guaranty or insurance valid, binding and enforceable, and such guaranty or insurance is the valid, binding and enforceable obligation of the VA or the FHA, as the case may be, to the full extent thereof, without surcharge, set-off or defense.
(r)    There is no default, breach, violation, or event of acceleration existing under the Note or Mortgage and no event which, with the passage of time or the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; and neither the Warehouse Borrower nor any person having or having had an interest therein has waived any such default, breach, violation or event of acceleration.
(s)    There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that could give rise to any such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal to or coordinate with, the lien of the related Mortgage and the Mortgage requires the mortgagor promptly to cause any such liens, as well as liens which are junior to the lien of the Mortgage, to be removed.
(t)    All improvements which were considered in determining the appraised value of the related Mortgaged Property lie wholly within the boundary and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property in any respect so as to affect the marketability of the Mortgaged Property.
(u)    The Mortgage Loan was originated by the Warehouse Borrower or was acquired by Warehouse Borrower from one of its correspondents.
(v)    The Note is payable monthly in self-amortizing installments of principal and interest, with interest payable in arrears, providing for full amortization by maturity or a balloon payment, over an original term in compliance with the requirements of the applicable Agency or Investor. The original principal amount of the Note was not more than the amount prescribed by the applicable Agency or Investor. The Mortgage contains customary and enforceable provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.
(w)    The Mortgaged Property is free of damage and waste and there is no proceeding pending or, to the best of the knowledge of the Warehouse Borrower, threatened, for the total or partial condemnation or taking by eminent domain thereof.
(x)    The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or under a power of sale, or the right to foreclose the Mortgage.
(y)    The Mortgage File relating to the Mortgage Loan contains all of the documents required by, and such documents are in the form required by the underwriting guidelines of the Investor that will purchase the Mortgage Loan.
(z)    The Mortgage File relating to the Mortgage Loan contains all of the documents required by the Investor and a clear to close letter has been issued compliant and meeting the requirements of the Investor.
(aa)    To the best of the Warehouse Borrower’s knowledge, the Mortgaged Property is lawfully occupied under applicable law.
(bb)    The Note is not, and has not been, secured by any collateral except the lien of the related Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above and the Mortgage was not given as collateral or security for the performance of obligations of any person other than the mortgagor.
(cc)    At the time of origination by the Warehouse Borrower, or at the time of the acquisition of the Mortgage Loan by the Warehouse Borrower from any correspondent, the Mortgage Loan met the requirements for investment by the Warehouse Borrower.
(dd)    Neither the Warehouse Borrower nor the mortgagor has made any statement or taken any other action that would impair or invalidate the coverage provided by any primary mortgage guaranty insurance, FHA insurance or VA, USDA or RHS guaranty or any hazard, title or other insurance policy relating to the Mortgage Loan or the Mortgaged Property.
(ee)    The Warehouse Borrower has no knowledge of any circumstance or condition with respect to the Mortgage Loan, the Mortgaged Property, the mortgagor or the mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan.
(ff)    The Mortgage Loan has been duly and validly pledged by the Warehouse Borrower under the Warehouse Agreement, and the Warehouse Agreement, together with such pledge and delivery, creates as security for the Advances, in accordance with the terms of the Warehouse Agreement, a valid and perfected first priority security interest in respect of each Advance in favor of Seller in such Mortgage Loan and all proceeds, products and profits derived therefrom, and incidents thereto, including, without limitation, all accounts, general intangibles, instruments, moneys, goods, insurance proceeds and other tangible or intangible property received upon liquidation thereof and no further action is required to create, preserve and perfect such security interest.
(gg)    There is no litigation pending or, to the Warehouse Borrower’s knowledge, threatened, which, if determined adversely to the Warehouse Borrower, would adversely affect the execution, delivery or enforceability of the Warehouse Agreement, any Request for Advance, any assignment of Mortgage, the pledge of any Mortgage Loan to Seller, or the ability of the Warehouse Borrower to service the Mortgage Loans in accordance with the terms of the Warehouse Agreement or which would have a material adverse effect on the financial condition of the Warehouse Borrower.
(hh)    The Mortgage Loan is either a Conforming Mortgage Loan or a Nonconforming Mortgage Loan, in either case, as disclosed by Warehouse Borrower to Seller, and is not a construction loan, a loan secured by a manufactured home or co-operative or a high-cost loan.
(ii)    A MIN has been assigned by MERS, such MIN is accurately disclosed in the Request for Advance, and Seller has been or will be reflected within the MERS System as an “interim funder”. The related assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office.
2.3    Participant in Reliance; Survival. Participant is purchasing the Ownership Interest in reliance upon the representations, covenants and warranties of Seller, and Seller’s full and faithful compliance with all of the terms, covenants and conditions of this Agreement. The representations, warranties, and covenants of Seller set forth in this Section shall survive this Agreement.
3.    SERVICING.
3.1    Servicing Standards.
(jj)    Seller shall administer the Warehouse Loans in accordance with customary mortgage banking practices of prudent lending institutions and such actions as a reasonably prudent lender would take in regard to loans held for its own account, all subject to and in accordance with the provisions of this Agreement. Sub-servicing of the Warehouse Loans by a third party shall not occur without Participant’s written consent. Seller will perform the following servicing and administrative activities with respect to each Warehouse Loan:
(i)    administer the funding of Mortgage Loan originations, including coordinating the disbursement of funds to the closing table and maintaining custody of the related Mortgage Loan File;
(ii)    act as closing agent and provide wire instruction validation;
(iii)    maintain ProMerit as a system of record for all Mortgage Loan transactions;
(iv)    facilitate daily tracking of Mortgage Loans and reconciliation procedures;
(v)    monitor the Warehouse Borrower’s credit and collateral on an ongoing basis, including collecting and analyzing quarterly financials and regulatory compliance;
(vi)    manage and maintain disbursement and collection accounts with the custodian of the Mortgage Loan Files to facilitate funding and repayment of Mortgage Loans and security of collateral; and
(vii)    maintain records with respect to the delivery and custody of the Mortgage Loan Files and communicate with the custodian for the handling and processing thereof.
(kk)    Seller will promptly remit to Participant the Participant’s Ownership Interest percentage of all payments received from Warehouse Borrower with respect to each Mortgage Loan, including without limitation, each payment of principal and interest, and any prepayment premiums or penalties on the Note; any insurance proceeds or condemnation award accepted as a prepayment on a Mortgage Loan; and any rents collected with respect to, or the proceeds of any sale of, a Mortgaged Property.
(ll)    Seller will direct Warehouse Borrower to service each Mortgage Loan, and may permit Warehouse Borrower, with prior written approval of Participant, to service the Mortgage Loans through a subservicer or retain an independent contractor to perform certain servicing functions; provided, however, in the event any servicing is performed by such subservicer or any functions performed by such independent contractor, Warehouse Borrower shall remain liable for its servicing duties and obligations and for the manner in which they are exercised by such subservicer or independent contractor. Seller will direct Warehouse Borrower to provide to Seller current payment and other account information with respect to each Mortgage Loan and will promptly input on ProMerit all such information in the form provided by Warehouse Borrower.
3.2    Servicing of Mortgage Loans; Certification.
(a)    Seller represents and warrants that the Warehouse Agreement requires Warehouse Borrower or other permitted servicer to:
(i)    hold all sums received in respect of any Mortgage Loan (and any interest or earning thereon or with respect thereto) in trust, in a segregated, identifiable interest-bearing trust account maintained for Seller (which sums Seller hereby covenants to hold in trust for Participant);
(ii)    with respect to each Mortgage Loan, maintain or cause to be maintained accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges that are or may become a lien upon the Mortgaged Property, the status of and all charges constituting escrow payments, including all primary mortgage guaranty insurance premiums and fire and hazard insurance coverage on such property; and
(iii)    obtain Seller’s prior written consent before taking any action that could affect Seller’s interests with respect to the Mortgage Loans, including, without limitation, discharging, releasing, modifying or compromising any Mortgage or a mortgagor’s payment obligations under any Note or any guarantor’s obligations in respect thereof or releasing from the lien created thereunder of any property covered thereby.
(b)    Upon request by Participant, Seller will direct Warehouse Borrower or other permitted servicer to provide Participant with a statement of payment of mortgage insurance premiums, and escrow account balances thereunder, and any release from the reserve fund for replacements (and the purpose of such release) for each Mortgage Loan, and copies of all Agency approvals of release of any escrowed funds.
(c)    Seller shall provide to Participant, on an annual basis, such additional information regarding the Warehouse Loans and Mortgage Loans as Participant shall reasonably request.
(d)    All funds received by Seller with respect to the Mortgage Loans, other than amounts constituting servicing compensation, reimbursement for Seller advances, or escrowed funds belonging to the mortgagors, shall be held by Seller in trust for Participant to the extent of Participant’s Ownership Interest as required by this Agreement.
3.3    Insurance; Condemnation.
(f)    Seller shall direct Warehouse Borrower to keep the Mortgaged Property insured against loss by fire and such other hazards, casualties, and contingencies as required by the applicable Agency and as generally shall be required by reasonably prudent lenders in similar transactions. Such insurance shall be pursuant to a broad form all-risk policy and shall name Seller and Participant as additional insureds pursuant to a standard mortgagee clause. The insurance carrier providing the insurance shall be chosen by the mortgagor, subject to Seller’s approval; such carrier shall meet the minimum rating requirements of the Investor for carriers of hazard insurance.
(g)    Seller will direct Warehouse Borrower to receive the proceeds of all such insurance or any award for the condemnation of all or any part of the Mortgaged Property, and to the extent required obtain the consent of the applicable Agency to the disposition thereof. Seller will direct Warehouse Borrower to deposit such proceeds with Participant or Participant’s designee. Seller will direct Warehouse Borrower not to make any agreement with respect to the reconstruction or rehabilitation of the Mortgaged Property without the prior written consent of Participant, such consent not to be unreasonably withheld. During the term of this Agreement, Seller will direct Warehouse Borrower to retain custody of all insurance policies or renewals thereof which are required to be provided by each mortgagor under its Mortgage Loan Documents and maintained by Warehouse Borrower under the requirements of the applicable Agency. To the extent that any such insurance proceeds or condemnation award shall be applied as a prepayment on the Mortgage Loan, Seller will direct Warehouse Borrower to hold such proceeds or award in trust for the benefit of Participant and remitted pursuant to Section 3.1(b) hereof.
(h)    To the extent any insurance coverages described above are not maintained by the mortgagor, Seller shall direct Warehouse Borrower to advance funds to obtain such coverages and obtain reimbursement.
3.4    Material Change to Mortgaged Property. Seller shall, if and as soon as such information comes to its attention, promptly notify Participant of any material change in the condition of the Mortgaged Property, any sale or transfer by the mortgagor of the legal or equitable title to the Mortgaged Property or any abandonment of the Mortgaged Property, and shall take any action in regard thereto as Participant shall direct, the costs of which shall be paid by Participant.
3.5    Fidelity Bond; Errors and Omissions Insurance. Seller shall direct Warehouse Borrower or other permitted servicer to keep, at no cost to Participant, fidelity bond, errors and omissions and any other insurance required by the Agencies in amounts required by the Agencies and reasonably satisfactory to Participant as to form, substance and company. Seller shall direct Warehouse Borrower to furnish a certificate evidencing such insurance coverage to Participant, upon request, and shall notify Participant if Seller becomes aware that such fidelity bond coverage is decreased or exhausted.
3.6    No Variation of Mortgage Loan Documents. Seller, Warehouse Borrower or other permitted servicer shall not be authorized or empowered to waive or vary any terms of any Mortgage Loan Document or consent to any postponement, delay or other deviation from strict compliance by a mortgagor with any provision of any Mortgage Loan Document or consent to any secondary financing, except as specifically authorized in writing by Participant. Seller shall request from Warehouse Lender and promptly forward to Participant all requests for such waiver, variance or consent, and any related documentation received from a mortgagor. Participant shall use its best efforts to respond promptly to Seller’s request.
3.7    Mortgage Loan Default. If the mortgagor shall fail to make any payment due pursuant to the respective Mortgage Loan or shall fail to comply with any other covenant of any Mortgage Loan Document, which failure shall give rise to Warehouse Borrower’s right, as mortgagee, to accelerate the Mortgage Loan, Seller shall consult with Participant as to the course of action to be taken and Seller shall instruct Warehouse Borrower to proceed as directed by Participant. In all cases, Seller shall direct Warehouse Borrower to take such action as is necessary to obtain the maximum benefit of the applicable Agency insurance, guaranty or other credit enhancement benefits including, to the extent applicable, filing a claim with the applicable Agency. In all events, Seller will direct Warehouse Borrower to act in accordance with any written instructions given by Participant with respect to such default or claim and shall make no settlement without the express written consent of Participant.
3.8    Acquisition of Title to the Mortgaged Property. Seller shall not elect for it or Warehouse Borrower to acquire the Mortgaged Property in the event of a default on a Mortgage Loan. In the event, however, that title to the Mortgaged Property is to be acquired, title shall be taken in the name of the Participant or its designee, which may be Seller or Warehouse Borrower. Following acquisition of title to the Mortgaged Property, Seller shall, either itself or through an agent of its choosing, manage and operate the Mortgaged Property for the benefit of Participant. Seller or Warehouse Borrower shall maintain the Mortgaged Property pursuant to such practices as are customary in the locality where the Mortgaged Property is located, and in accordance with procedures employed by prudent property owners acting for their own account. Seller or Warehouse Borrower shall collect all rents for the benefit of Participant and remit to Participant pursuant to Section 3.1(b) on the fifteenth (15th) day of each month all Mortgaged Property income after expenses, including reimbursement of Seller or Warehouse Borrower advances, including but not limited to advances of principle and interest, third party fees and legal fees incurred with respect to the enforcement of Section 3.8 herein, and payment of Seller’s or Warehouse Borrower’s management fee described below. Seller shall cooperate with Participant in the sale of the Mortgaged Property. Any such sale shall be pursuant to terms and conditions acceptable to Participant in its sole reasonable discretion. The proceeds of any such sale shall be paid to Seller or Warehouse Borrower and promptly remitted to Participant pursuant to Section 3.1(b) of this Agreement. In the event that Participant shall elect to accept a note or other noncash compensation in the sale of the Mortgaged Property, Participant agrees to pay to Seller or Warehouse Borrower upon such sale any amounts then owing to Seller pursuant to this Agreement.
3.9    Compliance with Law. Seller will direct Warehouse Borrower or other permitted servicer to comply with all applicable federal, state and local law and regulations, including, without limitation, all applicable Agency requirements. Without limiting the generality of the preceding sentence, Seller will direct Warehouse Borrower or other permitted servicer, in servicing and administering each Mortgage Loan serviced under this Agreement, to comply with all applicable Agency requirements as the same may from time to time be amended, and promptly discharge all of the obligations of the mortgagee thereunder, and under such Mortgage, including the timely giving of notices thereunder.
3.10    Servicing Compensation. Seller will direct Warehouse Borrower to pay any permitted third-party servicer of the Mortgage Loans all servicing fees or other compensation payable to such party.
3.11    Books and Records. Seller shall keep proper books of account and records reflecting the interest of Participant in each Warehouse Loan, which books and records shall be available for inspection by Participant at all reasonable times during normal business hours. Seller will direct Warehouse Borrower to maintain accounts and records relating to the Mortgage Loans, the Mortgaged Property, and the servicing relating thereto in accordance with generally accepted accounting principles.
3.12    Provision of Information. Not more often than annually, Seller shall provide to Participant such information as Participant shall reasonably request regarding Seller’s compliance with this Agreement, including, but not limited to the requirements of Sections 3.2, 3.3, 3.4 and 3.5 hereof.
3.13    Seller Certification. The Seller shall provide periodic certifications and reports to the Participant as described on Exhibit B attached hereto (“Seller’s Certification”).
4.    TERM; TERMINATION; TRANSFER.
4.1    Term of Agreement. The term of this Agreement will commence on the Effective Date and, unless sooner terminated as provided herein, will terminate on the expiration date of the Warehouse Agreement, as stated in the Pricing Side Letter thereto. The term may renew for one or more additional terms of one year each with the prior written consent of Seller and Participant, which consent must be provided at least 60 days prior to the expiration of the then-current term. If the parties do not agree to renew the term of this Agreement at least 60 days prior to the expiration of the then-current term, this Agreement will terminate upon the expiration of such term.
4.2    Termination. This agreement may be terminated by Participant:
(i)    upon the happening of any Seller Default (as defined in Section 6 hereof), at the option of the Participant, without the payment of a termination fee upon ten (10) business days written notice by Participant;
(j)    if Warehouse Borrower institutes a proceeding for voluntary bankruptcy, or files a petition seeking reorganization under the Federal Bankruptcy Laws or for relief under any other law for the relief of debtors, or consents to the appointment of a conservator or receiver of all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts as they become due, or be adjudged bankrupt or insolvent by a court of competent jurisdiction appointing a receiver, liquidator or trustee of Warehouse Borrower or of all or substantially all of its property or approving any petition filed against Warehouse Borrower for its reorganization, and such adjudication or order remains in force or unstayed for a period of thirty (30) days, or a final judgment or decree for the payment of money is entered against Warehouse Borrower and such judgment or decree is not discharged or stayed within sixty (60) days from the date of entry thereof;
(k)    if any creditor of Warehouse Borrower files a petition to reorganize or liquidate Warehouse Borrower and such petition is not discharged or dismissed within ninety (90) days after the date on which it is filed;
(l)    if there is a material default by Warehouse Borrower under the Warehouse Agreement;
(m)    if there is a default by Warehouse Borrower and a failure to cure within any applicable cure period under any material loan agreement, mortgage, indenture, agreement or lease with another party; or
(n)    if Warehouse Borrower fails to maintain its status as an Agency-approved mortgagee in good standing.
Each of items (b) through (f) above are hereinafter referred to as a “Warehouse Borrower Termination Event.” Upon the occurrence of a Warehouse Borrower Termination Event, Participant may, in its discretion, (i) replace Seller as the administrator/servicer of the Warehouse Loans and (ii) if such Warehouse Borrower Termination Event has not been cured within five (5) business days following written notice thereof from Participant to Seller, Seller hereby grants Participant a power of attorney for the limited purpose of acting on Seller’s behalf to pursue all rights and remedies available to Seller against Warehouse Borrower under each Warehouse Loan.
4.3    Transfer by Participant. Participant will have the right to assign, transfer, convey, pledge, hypothecate or otherwise dispose of each Participation Certificate. In the event of such assignment, transfer, conveyance, hypothecation or disposition, Seller will re-register the applicable Participation Certificate upon request by Participant’s transferee. Seller specifically acknowledges that Participant may (and shall have the right to) pledge the Ownership Interest in each Warehouse Loan to one or more Federal Home Loan Banks (each, the “FHLB”) as collateral under an Advances, Pledge and Security Agreement by and between Participant and FHLB (the “APSA”). Notwithstanding anything in this Agreement to the contrary, Seller further acknowledges and agrees that during such time as a Participation Certificate is pledged to the FHLB, (i) Participant and Seller or Warehouse Borrower under Participant’s direction will hold the applicable Mortgage Loan Documents in trust for the benefit of both Participant and the FHLB, as their interests may appear, and (ii) the FHLB shall have the right to take possession and ownership of the Ownership Interest pursuant to the APSA. Seller further agrees to provide the FHLB with duplicate copies of all notices or other communications to or from Participant pursuant to this Agreement with respect to such Ownership Interest. Participant also will have the right to sub-participate its Ownership Interest to one or more sub-participants.
5.    CONTROL OF MORTGAGE LOANS BY PARTICIPANT; PAYMENTS TO PARTICIPANT AND SELLER.
5.1    Assignment of Mortgage Loans and Mortgage Loan Files. To secure the repayment by Warehouse Borrower to Participant of amounts owing on each Warehouse Loan, Seller hereby assigns and transfers to Participant all of Seller’s rights, title and interests in the Mortgage Loan and the related Mortgage Loan File originated by Warehouse Borrower with the proceeds of such Warehouse Loan, which Mortgage Loan and related Mortgage Loan File were previously pledged by Warehouse Borrower to Seller pursuant to the Warehouse Agreement. Seller and Participant intend for Participant to have such control of each Mortgage Loan and the related Mortgage Loan File necessary for Participant to be deemed to have possession of and to control such Mortgage Loan and related Mortgage Loan File for purposes of the Uniform Commercial Code.
5.2    Bailee Letter. Seller will direct Warehouse Borrower to provide instructions to Participant for the delivery of the Mortgage Loan Documents to an Investor in accordance with a bailee letter substantially in the form attached hereto as Exhibit C which shall be attached to the front of every Note to facilitate the sale of a Mortgage Loan or mortgage-backed securities to the Investor pursuant to the terms of such letter (the “Bailee Letter”).
5.3    Payment of Proceeds to Participant. The Investor shall be directed to pay the purchase price for the sale of each Mortgage Loan or mortgage-backed securities for the Mortgage Loan by wire transfer to the Participant or its designated disbursement agent or custodian. Such direction shall state that it may not be rescinded or modified without the written consent of Participant. A copy of such direction shall be delivered to Warehouse Borrower and Seller. The proceeds from the sale of the Mortgage Loan or mortgage-backed securities for the Mortgage Loan shall be applied by the Participant to the Participant’s and Seller’s pro rata interests in the unpaid principal balance and unpaid interest on the applicable Warehouse Loan. To the extent that such proceeds are less than the amount necessary to pay both Participant and Seller for their pro rata interests in such Warehouse Loan and interest accrued thereon, the difference shall be paid by Warehouse Borrower.
5.4    Payment of Certain Fees to Seller. In consideration of the services provided by Seller hereunder, Participant shall pay to Seller a Servicing/Administrative Fee for each Warehouse Loan as set forth in the Transaction Terms Letter. Seller may offset the Servicing/Administrative Fee against any funds Seller remits to Participant pursuant to Section 3.1(b). To the extent any Servicing/Administrative Fee with respect to a particular Mortgage Loan remains unpaid upon the sale of such Mortgage Loan to an Investor, Participant shall promptly pay such Servicing/Administrative Fee to Seller upon its receipt of the proceeds of such sale. Seller shall also retain as an “Origination Fee” all fees previously paid by Warehouse Borrower to Seller in connection with Warehouse Borrower’s origination of Warehouse Loans with funds advanced by Seller pursuant to the Warehouse Agreement.
6.    SELLER DEFAULT; REMEDIES.
(a)    The occurrence of any of the following shall be a “Seller Default”:
(i)    Seller shall fail to make remittances due by Seller to Participant pursuant to Section 3.1(b) hereof;
(ii)    Seller shall assign, hypothecate, pledge or transfer in any manner this Agreement or any of Seller’s rights hereunder, or suffer the creation of any lien upon, or security interest in, or the transfer of, any of Seller’s rights hereunder, by operation of law or otherwise in favor of an assignee, transferee, pledgee, or secured party other than a lending bank of Seller reasonably acceptable to Participant;
(iii)    Seller shall institute proceedings for voluntary bankruptcy, or shall file a petition seeking reorganization under the Federal Bankruptcy Laws or for relief under any other law for the relief of debtors, or shall consent to the appointment of a conservator or receiver of all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall be adjudged bankrupt or insolvent by a court of competent jurisdiction appointing a receiver, liquidator or trustee of Seller or of all or substantially all of its property or approving any petition filed against Seller for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days, or a final judgment or decree for the payment of money is entered against Seller and such judgment or decree is not discharged or stayed within sixty (60) days from the date of entry thereof;
(iv)    Any creditor of Seller files a petition to reorganize or liquidate Seller and such petition is not discharged or dismissed within ninety (90) days after the date on which it is filed;
(v)    A material breach of any representation, warranty or covenant of Seller contained herein occurs and is not cured by Seller within ten (10) days after Seller’s receipt of written notice thereof from Participant;
(vi)    There shall exist a material default by Seller under any agreement by and between Participant and Seller;
(vii)    There shall exist a material default by Seller and a failure to cure such default within any applicable cure period under any material loan agreement, mortgage, indenture, agreement or lease between Seller and a party other than Participant; or
(viii)    Seller fails to maintain its status as an Agency-approved mortgagee in good standing.
(b)    In the event of a Seller Default, Participant shall have all remedies existing at law or equity including but not limited to the following remedies which may be exercised by Participant at its election in any order (i) have Seller repurchase the Ownership Interest in each Warehouse Loan upon demand of Participant, for a price equal to the sum of the following, calculated as of the applicable repurchase date: (A) the outstanding principal balance of the applicable Warehouse Loan multiplied by Participant’s Ownership Interest, (B) all accrued but unpaid interest on such Warehouse Loan, and (C) any costs or expenses incurred by Participant relating to the purchase of, and any fee paid to Seller under this Agreement for, the Ownership Interest (“Default Price”); or (ii) sell or assign any Warehouse Loan to a third party in compliance with Part 6 of Article 9 of the Uniform Commercial Code, and provide Seller an accounting for all funds and other property accepted in connection with such sale or assignment (the “Sale Proceeds”), in which event Seller shall pay to Participant with respect to such Warehouse Loan an amount equal to the difference between the Default Price and the Sale Proceeds. Further, in the event of a Seller Default, Seller will be liable to Participant for any costs and expenses, including reasonable attorney’s fees which Participant may incur in connection with enforcing its rights under this Agreement.
(c)    Seller shall be liable to Participant for, and shall promptly pay to Participant, any damages incurred or suffered as a result of a Seller Default or remaining after the exercise of any right or remedy provided herein and Seller shall indemnify Participant and Participant’s officers, directors, employees and agents (collectively, the “Indemnitees”) and hold the Indemnitees harmless from any claim, loss, damage, liability or expense whatsoever (including without limitation, reasonable attorneys’ fees) suffered or incurred by any of them and arising out of or resulting from or attributable to any Seller Default. The indemnification obligation set forth herein shall survive the termination of this Agreement. All rights and remedies of Participant herein specified are cumulative and are in addition to, not in limitation of, any rights and remedies Participant may have by law or at equity. No waiver of any default or failure or delay to exercise any right or remedy by Participant shall operate as a waiver of any other default or of the same default in the future or of any right or remedy with respect to the same or any other occurrence.
7.    MISCELLANEOUS
7.1    Assignment. Except as otherwise provided for herein or agreed to by the parties hereto, Seller may not assign, sell, transfer or subparticipate its rights and obligations under this Agreement.
7.2    Expenses. Seller and Participant shall be liable for their own expenses, including legal expenses, incurred in connection with the execution and performance of this Agreement.
7.3    Participation not Partnership or Loan. Neither the execution of this Agreement, nor any sharing in the benefits and burdens by Seller and Participant in respect of the Warehouse Loan or in the proceeds thereof, is intended nor shall be construed to constitute the formation of a partnership or joint venture between Seller and Participant, nor shall it be construed to be an extension of credit or a loan by Participant to Seller. It is agreed that Participant shall be the holder of the Ownership Interest.
7.4    Amendment. No amendment or modification of this Agreement shall be valid unless evidenced by an instrument, in writing, signed by Seller and Participant.
7.5    Severability. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
7.6    Waiver. Any waiver by a party of any obligation or forbearance to exercise any right hereunder shall in no event be deemed to be binding upon such party in future instances where such right may be available to it.
7.7    Notice. Notices hereunder shall be in writing, and may be delivered by hand, first class, registered or certified mail, express delivery, or facsimile or other telecommunication device capable of providing confirmation of receipt, addressed to Participant or Seller at the addresses set forth in the first paragraph of this Agreement or at such other address as each party may furnish to the other in writing. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested
7.8    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Indiana without regard to the conflicts of laws provisions thereof.
7.9    Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.
7.10    Authority. The undersigned person executing this Agreement for and on behalf of Seller represents and certifies that he or she is an authorized representative of Seller and has been fully empowered, and all necessary action has been taken, to execute and deliver this Agreement. The undersigned person executing this Agreement for and on behalf of Participant represents and certifies that he or she is an authorized representative of Participant and has been fully empowered, and all necessary action has been taken, to execute and deliver this Agreement.
[Remainder of page intentionally blank; signatures on following page]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Participation Agreement as of the Effective Date.

SELLER:

NATTYMAC, LLC,
an Indiana limited liability company

By:    ______/s/ Steve Landes _____________________
Name:    _____Steve Landes_________________________
Its:    _____President ____________________________

PARTICIPANT:

CITIZENS BANK AND TRUST COMPANY

By:    __/s/ Kenneth A. Roberson___________________
Name:    ___Kenneth A. Roberson ____________________
Its:    ___Senior Vice President____________________

EXHIBIT A

Form of Participation Certificate

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT AND SUCH LAWS MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS AND IN ACCORDANCE WITH THE PARTICIPATION AGREEMENT REFERRED TO HEREIN.

PARTICIPATION CERTIFICATE

evidencing a participation in
a Warehouse Loan and Security Agreement by and between

NATTYMAC, LLC
“Seller”

and

_________________________________
“Warehouse Borrower”

THIS CERTIFIES THAT Citizens Bank and Trust Company (“Participant”) is the registered owner of an undivided participation ownership interest (“Ownership Interest”) in the Warehouse Loan and Security Agreement identified above (the “Warehouse Agreement”), and in each Advance of funds to the above-named Warehouse Borrower made pursuant to the Warehouse Agreement in connection with the origination of Mortgage Loans (each such Advance, a “Warehouse Loan”), as more particularly described on Schedule I attached hereto. Participant’s Ownership Interest in each Warehouse Loan shall be equal to the percentage of the original principal balance of the Mortgage Loan that is funded with proceeds disbursed by Participant to the applicable Closing Agent in connection with the origination of such Mortgage Loan.

This Participation Certificate is issued under and is subject to the terms, provisions and conditions of the Participation Agreement, dated as of April 23, 2015, entered into by Seller and Participant (the “Participation Agreement”). Capitalized terms used but not defined in this Participation Certificate have the same meanings as in the Participation Agreement.

This Participation Certificate does not represent an obligation of, or an interest in, Seller and is not insured or guaranteed by any government agency. This Participation Certificate is limited in right of payment to certain collections and recoveries respecting the Warehouse Loan, all as more specifically set forth in the Participation Agreement.

Seller acknowledges that Participant may (and shall have the right to) pledge the Ownership Interest, as evidenced by this Participation Certificate, to one or more Federal Home Loan Banks (each, the “FHLB”) as collateral under an Advances, Pledge and Security Agreement by and between Participant and such FHLB (the “APSA”), and that such pledge shall remain in effect until such time as Seller reacquires the Ownership Interest according to the terms of the Agreement. Seller further acknowledges and agrees that during such time as this Participation Certificate is pledged to the FHLB, (i) Seller will hold the Mortgage Loan Documents in trust for the benefit of both Participant and the FHLB, as their interests may appear, and (ii) the FHLB shall have the right to take possession and ownership of the Ownership Interest pursuant to the APSA. Seller further agrees to provide the FHLB with duplicate copies of all notices or other communications to or from Participant pursuant to the Agreement with respect to the Ownership Interest. Capitalized terms used in this Participation Certificate but not defined herein shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, Seller has caused this Participation Certificate to be duly executed by its duly authorized officer.

NATTYMAC, LLC

By:    --------------------Specimen Only-----------------------

Name:    _________________________________________

Title:     _________________________________________

Dated: _____________________

SCHEDULE I

1. Warehouse Loan Amount: $ XXXXX
2.    Ownership Interest: With respect to each Warehouse Loan, the percentage of the original principal balance of the underlying Mortgage Loan that is funded with proceeds disbursed by Participant to the Closing Agent in connection with the origination of such Mortgage Loan.

3. Purchase Price: Par
4. NattyMac shall retain all fees paid by Warehouse Borrower pursuant to the Warehouse Agreement notwithstanding any provision of the Participation Agreement to the contrary.

- End of Exhibit A -

EXHIBIT B

Seller’s Certification

1.      NATTYMAC, LLC (“Seller”) shall provide Citizens Bank and Trust Company (“Participant”) with a copy of the Seller’s balance sheet, as contained in the Seller’s annual financial statements, certified to be true and correct in all material respects by an authorized officer of the Seller, within ninety (90) days after the end of each fiscal year. In addition, Seller shall provide Participant an annual certification, executed by an authorized officer of the Seller, certifying that “During the preceding twelve (12) months, to the best knowledge of the undersigned, no financial event has occurred, other than as specified in this Certification, the effect of which has materially, adversely affected the Seller’s ability to perform its obligations pursuant to the Participation Agreement, dated as of April 23, 2015, by and between Seller and Citizens Bank and Trust Company.”

2.     Seller shall direct Warehouse Borrower to provide the Participant with an annual certification that all insurance coverage required by the Participation Agreement is in full force and effect.

3.    Seller shall direct Warehouse Borrower to provide the Participant with an annual certification that fidelity bond and errors and omissions insurance required by the Participation Agreement is in full force and effect.

- End of Exhibit B -
EXHIBIT C

Form of Bailee Letter

BAILEE LETTER

Loan Name/Number:    _____________

Loan Amount:        _____________

Dear Investor:

Citizens Bank and Trust Company (the “Participant”) owns a participation interest in the Mortgage Note(s), Mortgage(s) and other documents enclosed herewith (the “Loan Documents”). _____________, the originator of the subject mortgage loan, granted a security interest in the Loan Documents to NattyMac, LLC (the “Seller”), and Seller assigned and transferred all of its rights, title and interests in the Loan Documents to the Participant pursuant to that certain Participation Agreement dated April 23, 2015 between Seller and Participant.

The Loan Documents, whether now or hereafter delivered to you, are to be held by you as a bailee in possession on behalf of and for the benefit of the Participant, for the purpose of perfecting the right, title and interest of the Participant in such Loan Documents, and subject to the Participant’s direction and control. It is our mutual understanding that the Loan Documents constitute collateral securing the obligations of Seller to the Participant and that all proceeds thereof (the “Purchase Price”) should be promptly paid to the Participant for application to such obligations. The Loan Documents held by you hereunder for any period shall at all times be segregated from other property owned or held by you.

In no event should the Loan Documents be delivered to any party other than the Participant, or otherwise dealt with by you, without the prior written consent of Participant.

Participant hereby agrees that, upon receipt of the Purchase Price, it automatically releases all rights, interest or lien of any kind it may have with respect to the Mortgage Loan without any further action required by Participant. Remittance of the Purchase Price shall be by wire transfer pursuant to the wiring instructions below.

Pending the purchase of each Mortgage Loan and until the Purchase Price is received by Participant directly from you, the aforesaid interest in the Mortgage Loan will remain in full force and effect, and you shall hold possession of such Note(s) and the documentation evidencing same as custodian, agent and bailee for and on behalf of the Participant. In the event that any Mortgage Loan is unacceptable for purchase, return the rejected item directly to us at the address set forth below. The Mortgage Loan must be returned or Purchase Price remitted in full no later than fourteen (14) days from the date hereof. If you are unable to comply with the above instructions, please so advise the undersigned immediately.

NOTE: BY ACCEPTING THE MORTGAGE LOAN DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE THE CUSTODIAN, AGENT AND BAILEE FOR THE PARTICIPANT ON THE TERMS DESCRIBED IN THIS LETTER. THE UNDERSIGNED REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED MORTGAGE LOAN AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO THE UNDERSIGNED; HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.

Participant’s Wiring Instructions:            Participant’s Mailing Address:

515 Washington Street
Chillicothe, Missouri 64601

ABA #__________________________
________________________________

________________________________

If the terms hereof are acceptable to you, please have an authorized officer of your institution execute the enclosed copy of this letter in the space provided below and promptly return such executed copy to the Participant at the above address.

PARTICIPANT:
CITIZENS BANK AND TRUST COMPANY

By:    _____________________________
Name:    _____________________________
Its:    _____________________________

Acceptance by Investor:

All terms and conditions acknowledged, agreed
and accepted as of the ___ day of _________, 20__.

__________________________________________
By:    _____________________________
Name:    _____________________________
Its:    _____________________________

- End of Exhibit C -

AMENDMENT NO. 1 TO
PARTICIPATION AGREEMENT

This Amendment No. 1 to Participation Agreement (this “Amendment”) is entered into as of June 30, 2015, by and between Citizens Bank & Trust Company, a Missouri Bank, as participant (the “Participant”), and NattyMac, LLC, an Indiana limited liability company, as seller (the “Seller”). Capitalized terms used in this Amendment that are not defined herein have the same meanings as set forth in the Participation Agreement (defined below).
W I T N E S S E T H:
WHEREAS, Participant and Seller have entered into that certain Participation Agreement, dated as of April 23, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Participation Agreement”), pursuant to which the Seller agrees to sell, and Participant agrees to purchase, an undivided beneficial ownership interest in certain Warehouse Loans originated by Seller to the Warehouse Borrowers named therein;
WHEREAS, Stonegate Mortgage Corporation, an Ohio corporation (“Parent”), the parent company of Seller, desires to become a party to the Participation Agreement for the sole purpose of assuming joint and several responsibility, along with Seller, for claims for indemnification brought by Participant pursuant to the terms hereof; and
WHEREAS, Participant and Seller wish to amend certain provisions of the Participation Agreement in order to tailor the contract as set forth below.
NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Participant and Seller agree as follows:
Amendments.
(A)The third introductory paragraph to the Participation Agreement is hereby amended and restated to provide, in its entirety, as follows:
WHEREAS, Participant wishes to purchase an undivided one-hundred percent (100%) beneficial ownership interest in each Warehouse Loan made to Warehouse Borrower pursuant to the Warehouse Agreement, and thereby provide for the actual funding of each such Warehouse Loan, provided that the aggregate amount of such purchases shall not exceed at any time the “Warehouse Borrower Lending Limit” set forth in the Transaction Terms Letter of even date executed by Seller and Participant setting forth certain specific terms, and any additional terms, with respect to this Agreement (the “Transaction Terms Letter”);
(B)The following is hereby added as a new fourth introductory paragraph to the Participation Agreement:
WHEREAS, Stonegate Mortgage Corporation, an Ohio corporation (“Parent”), the parent company of Seller, wishes to be a party to the Agreement for the sole purpose of assuming joint and several responsibility, along with Seller, for claims for indemnification brought by Participant pursuant to the terms hereof;
(C)Section 1(a) of the Participation Agreement is hereby deleted in its entirety and replaced as follows:
(a)    Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants contained herein, Participant establishes with Seller the terms on which Participant will purchase an undivided one-hundred percent (100%) beneficial ownership interest (the “Ownership Interest”) in each Warehouse Loan made to Warehouse Borrower pursuant to the Warehouse Agreement. Seller and Participant intend for each sale of an Ownership Interest in a Warehouse Loan to Participant hereunder to constitute the sale of a “true” participation interest in such Warehouse Loan by Seller to Participant, and that such sale will result in Participant holding full equitable and beneficial title, and Seller holding only bare legal title, to such Warehouse Loan (except upon Participant’s subsequent and discretionary exercise of the repurchase remedy described in Section 6(b)(i)). Seller’s holding of legal title is for the limited purpose of allowing Seller to service and enforce the Warehouse Loans on behalf of Participant, as provided in this Agreement.
(D)Section 1.2 of the Participation Agreement is hereby deleted in its entirety and replaced as follows:
1.2    Credit Risk. It is the intention of the parties that the transactions described in this Agreement shall result in Citizens bearing all of the credit risk with respect to each Warehouse Loan as to which it owns a 100% Ownership Interest.
(E)Section 2.1 of the Participation Agreement is hereby amended by deleting paragraph (f) in its entirety.
(F)Section 2.2 of the Participation Agreement is hereby amended by:
1.    Re-designating paragraphs (a) through (ii) as subparagraphs (i) through (xxxv), respectively;
2.    Designating the lead-in paragraph thereof as new paragraph (a); and
3.    Adding as new paragraph (b) the following:
(b)    Seller further represents, warrants, and covenants to Participant that, as of each Funding Date, Seller has confirmed that, based upon Seller’s review of the information provided to Seller by the Warehouse Borrower, the applicable Mortgage Loan is eligible for purchase by an Investor.
(G)Section 3.1(a) of the Participation Agreement is hereby amended by adding the following sentence at the beginning thereof.
(a)    Servicing and enforcement of the Warehouse Loans will be undertaken by Seller, subject to Participant’s right to assume such responsibilities pursuant to Section 4.2 upon the occurrence of a Warehouse Borrower Termination Event.
(H)Section 3.1(b) of the Participation Agreement is hereby deleted in its entirety and replaced as follows:
(b)    Seller shall hold in trust in a segregated, identifiable interest-bearing trust account maintained for Participant, and shall promptly remit to Participant, all payments received from Warehouse Borrower with respect to each Warehouse Loan, including without limitation, each payment of principal and interest on the line of Credit Note; any prepayment premiums or penalties on the Line of Credit Note; any insurance proceeds or condemnation award accepted by Warehouse Borrower as a prepayment on a Mortgage Loan pursuant to Section 3.3(b); and any rents collected by Warehouse Borrower, or proceeds of any sale of the Mortgaged Property paid to Warehouse Borrower, in each case pursuant to Section 3.8.
(I)Section 6(a)(v) of the Participation Agreement is hereby deleted in its entirety and replaced as follows:
(v)    A material breach of any representation, warranty or covenant of Seller set forth in Section 2.1 occurs and is not cured by Seller within ten (10) days after Seller’s receipt of written notice thereof from Participant.
(J)Sections 6(a)(vi) through 6(a)(viii) of the Participation Agreement are hereby redesignated as Sections 6(a)(vii) through 6(a)(ix), respectively, and the following is hereby added as new Section 6(a)(vi):
(vi)    A material breach of any representation, warranty or covenant of Seller set forth in Section 2.2 occurs and is not cured by Seller within ten (10) days after Seller’s receipt of written notice thereof from Participant.
(K)Section 6(b) of the Participation Agreement is hereby deleted in its entirety and replaced as follows:
(b)    In the event of a Seller Default, Participant shall have all remedies existing at law or equity including but not limited to the following remedies which may be exercised by Participant at its election in any order:
(i) in the event of a Seller Default occurring under Section 6(a)(vi), Participant may require Seller to repurchase from Participant the Ownership Interest in the Warehouse Loan that funded the Mortgage Loan as to which such breach relates, upon demand of Participant, for a price equal to the sum of the following, calculated as of the applicable repurchase date: (A) the outstanding principal balance of the applicable Warehouse Loan multiplied by Participant’s Ownership Interest, (B) all accrued but unpaid interest on such Warehouse Loan, and (C) any costs or expenses incurred by Participant relating to the purchase of, and any fee paid to Seller under this Agreement for, the Ownership Interest (“Default Price”); or
(ii) in the event of a Seller Default occurring under Sections 6(a)(i) through 6(a)(v) or Sections 6(a)(vii) through 6(a)(ix), Participant may sell each Warehouse Loan in compliance with Part 6 of Article 9 of the Uniform Commercial Code (even though such Part 6 would not otherwise apply), and provide Seller an accounting for all funds and other property accepted in connection with such sales (the “Sale Proceeds”), in which event Seller shall pay to Participant an amount equal to the difference between the Default Price and the Sale Proceeds for each Warehouse Loan so sold.
In addition to the remedies in the foregoing Sections 6(b)(i) and (ii), in the event of a Seller Default, Seller will also be liable to Participant for any costs and expenses, including reasonable attorney’s fees which Participant may incur in connection with enforcing its rights under this Agreement.
(L)Section 6(c) of the Participation Agreement is hereby deleted in its entirety and replaced as follows:
(c)    Seller and Parent shall be jointly and severally liable to Participant for, and shall promptly pay to Participant, any damages incurred or suffered as a result of a Seller Default or remaining after the exercise of any right or remedy provided herein, and Seller and Parent shall jointly and severally indemnify Participant and Participant’s officers, directors, employees and agents (collectively, the “Indemnitees”) and hold the Indemnitees harmless from any claim, loss, damage, liability or expense whatsoever (including without limitation, reasonable attorneys’ fees) suffered or incurred by any of them and arising out of or resulting from or attributable to any Seller Default. The indemnification obligation set forth herein shall survive the termination of this Agreement. All rights and remedies of Participant herein specified are cumulative and are in addition to, not in limitation of, any rights and remedies Participant may have by law or at equity. No waiver of any default or failure or delay to exercise any right or remedy by Participant shall operate as a waiver of any other default or of the same default in the future or of any right or remedy with respect to the same or any other occurrence.
(M)The form of Participation Certificate attached as Exhibit A to the Participation Agreement is hereby deleted and replaced in its entirety with Exhibit A attached to this Amendment.
Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Participation Agreement shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. After this Amendment becomes effective, all references in the Participation Agreement to “this Agreement,” “hereof,” “herein” or words of similar effect referring to such Participation Agreement shall be deemed to be references to such Participation Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Participation Agreement other than as set forth herein.
Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Participation Agreement or any provision hereof or thereof.
Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Indiana without regard to the conflicts of laws provisions thereof.
Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or other electronic transmission, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.
[signatures appear on the following page]

IN WITNESS WHEREOF, each undersigned party has caused this Amendment No. 1 to Participation Agreement to be duly executed by one of its officers thereunto duly authorized as of the date and year first above written.

SELLER:

NATTYMAC, LLC

By:    _________________________________________
Name:    _________________________________________
Its:    _________________________________________

PARTICIPANT:

CITIZENS BANK & TRUST COMPANY

By:    _________________________________________
Name:    _________________________________________
Its:    _________________________________________

PARENT:

Solely with respect to Section 6(c) of the Participation                         Agreement, as amended hereby:
STONEGATE MORTGAGE CORPORATION

By:    _________________________________________
Name:    _________________________________________
Its:    _________________________________________

EXHIBIT A

Form of Participation Certificate

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT AND SUCH LAWS MAY ONLY BE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS AND IN ACCORDANCE WITH THE PARTICIPATION AGREEMENT REFERRED TO HEREIN.

PARTICIPATION CERTIFICATE

This Participation Certificate evidences a participation
in the Warehouse Loan described at Schedule I attached hereto originated pursuant to that certain Warehouse Loan and Security Agreement, dated as of _______, 20__, by and between

NATTYMAC, LLC
“Seller”

and

_________________________________
“Warehouse Borrower”

THIS CERTIFIES THAT Citizens Bank & Trust Company (“Participant”) is the registered owner of a one-hundred percent (100%) undivided participation ownership interest (“Ownership Interest”) in the Warehouse Loan described at Schedule I attached hereto to the above-named Warehouse Borrower, which was made pursuant to the Warehouse Loan and Security Agreement between Seller and Warehouse Borrower identified above (the “Warehouse Agreement”).

This Participation Certificate is issued under and is subject to the terms, provisions and conditions of the Participation Agreement, dated as of April 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Participation Agreement”), entered into between Seller and Participant. Capitalized terms used but not defined in this Participation Certificate have the same meanings as in the Participation Agreement.

This Participation Certificate does not represent an obligation of, or an interest in, Seller and is not insured or guaranteed by any government agency. This Participation Certificate is limited in right of payment to certain collections and recoveries respecting the Warehouse Loan, all as more specifically set forth in the Participation Agreement.

Seller acknowledges that Participant may (and shall have the right to) pledge the Ownership Interest, as evidenced by this Participation Certificate, to one or more Federal Home Loan Banks (each, the “FHLB”) as collateral under an Advances, Pledge and Security Agreement by and between Participant and such FHLB (the “APSA”), and that such pledge shall remain in effect until such time as Warehouse Borrower may repay the Warehouse Loan to which such Ownership Interest relates, or Seller may reacquire the Ownership Interest according to the terms of the Participation Agreement. Seller further acknowledges and agrees that during such time as this Participation Certificate is pledged to the FHLB, (i) Seller will hold the Mortgage Loan Documents in trust for the benefit of both Participant and the FHLB, as their interests may appear, and (ii) the FHLB shall have the right to take possession and ownership of the Ownership Interest pursuant to the APSA. Seller further agrees to provide the FHLB with duplicate copies of all notices or other communications to or from Participant pursuant to the Participation Agreement with respect to the Ownership Interest.

IN WITNESS WHEREOF, Seller has caused this Participation Certificate to be duly executed by its duly authorized officer.

NATTYMAC, LLC

By:    --------------------Specimen Only-----------------------

Name:    _________________________________________

Title:     _________________________________________

Dated: _____________________

SCHEDULE I

5. Warehouse Loan Amount: $ XXXXX
6. Date of Advance to Warehouse Borrower: ___________
7. Ownership Interest: 100%
8. Purchase Price: Par
9. NattyMac shall retain all fees paid by Warehouse Borrower pursuant to the Warehouse Agreement notwithstanding any provision of the Participation Agreement to the contrary.

- End of Exhibit A -

INDS01 1524373v1